CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated February 10, 2000, relating to the audited financial statements for period from inception (December 3, 1999) to June 30, 2000 in the second amendment to the registration statement on SB-2 of Profitcom.com, Inc. to be filed with the Securities and Exchange Commission.

August 9, 2000

                                      /s/Thomas Monahan

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                                      Thomas Monahan CPA